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                                                                 EXHIBIT 10.2.12

                             CHARMING SHOPPES, INC.

                       1996 RESTRICTED STOCK AWARD PROGRAM

1. PURPOSE. This 1996 Restricted Stock Award Program (the "Plan") is implemented under the Incentive Program for the fiscal year ending February 1, 1997 (the "IP") and, to the extent specified herein, under the 1993 Employees' Stock Incentive Plan (the "1993 Plan") of Charming Shoppes, Inc. (the "Company") in order to provide an additional incentive to certain associates to promote the success of the Company and otherwise to further the purposes of the IP and the 1993 Plan. The Plan provides for grants to associates of the Company and its subsidiaries of rights to receive shares of Common Stock issuable not later than April 15, 1997, which awards are subject to a risk of forfeiture to the extent specified performance goals under the IP for fiscal 1997 are not met and to other risks of forfeiture and conditions ("Restricted Stock"). Restricted Stock is intended to constitute a supplement to the Participant's cash incentive award under the IP. Capitalized terms used in the Plan but not defined herein shall have the same meanings as defined in the 1993 Plan.

2. ADMINISTRATION.

     (a) Authority. The Plan shall be administered by the Committee then authorized to administer the IP (the "Committee"); provided, however, that actions and determinations relating to Restricted Stock granted under the 1993 Plan shall be taken by such committee or other persons as may be specified under the 1993 Plan. The Committee may delegate authority with respect to actions and determinations under the Plan relating to persons who are not, at the time of any such action or determination, subject to Section 16 of the Exchange Act with respect to the Company (a "Section 16 Insider").

     (b) Manner of Exercise of Authority. Any action of the Committee or its delegatee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries, associates granted Restricted Stock which has not yet been settled ("Participants"), and any person claiming any rights under the Plan from or through any Participant, except that the Committee may take action within a reasonable time after any such action superseding or overruling a prior action.

     (c) Limitation of Liability. Each member of the Committee or delegatee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary or any agent or professional assisting in the administration of the Plan, such member or person shall not be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such member or person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

3. STOCK SUBJECT TO PLAN.

     (a) Section 16 Insiders' Restricted Stock. Shares issued in settlement of a Participant's Restricted Stock, if such Participant was a Section 16 Insider at the time of grant or at the time of the lapse of the risk of forfeiture upon achievement of performance objectives under the IP, shall be shares reserved and available under the 1993 Plan, if and to the extent then required to ensure that such Participant does not have a non-exempt purchase under Section 16 of the Exchange Act in connection with his or her acquisition of Restricted Stock and to the extent required so that the Plan complies with applicable stockholder approval requirements of the Nasdaq National Market. If Restricted Stock subject to this Section 3(a) is forfeited, the shares otherwise issuable will be available for grants of other awards under the 1993 Plan to the extent specified in the 1993 Plan.

     (b) Other Participants' Restricted Stock. Subject to adjustment as provided in Section 9(b) of the Plan, a total of 350,000 shares of Common Stock are reserved and available for issuance in settlement of Restricted Stock in the case of Participants other than those specified in Section 3(a). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If Restricted Stock subject to this Section 3(b) is forfeited, the shares otherwise issuable will be available for settlement of other grants of Restricted Stock subject to this Section 3(b).
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4. ELIGIBILITY. Restricted Stock shall be granted to the associates identified on Exhibit A hereto. Such associates are currently serving in jobs with a designated impact level not higher than level four nor lower than level ten. In addition, any person who, prior to January 31, 1997, becomes an associate whose job has a designated impact level falling within such range of impact levels may be granted Restricted Stock under the Plan, in the discretion and subject to such additional terms as may be specified by the Committee. Such additional associates shall be named on Exhibit A.

5. GRANTS OF RESTRICTED STOCK. Each associate named on Exhibit A hereto (a "Participant") shall be granted the number of shares of Restricted Stock equal to 10% of such Participant's annual salary as an associate, as in effect on February 23, 1996, divided by $3.9375, the fair market value of Common Stock on that date (such number of shares of Restricted Stock is set forth opposite the name of the associate on Exhibit A). Such Restricted Stock shall be subject to the terms and conditions set forth in the Plan and in the Restricted Stock Agreement executed by the Company and the Participant, the general form of which is attached hereto as Exhibit B, including the following:

     (a) Consideration for Restricted Stock. Restricted Stock shall be granted for the general purposes set forth in Section 1 of the Plan and to help secure the benefits of the Participant's continued service to the Company during the period the award is outstanding. A Participant shall not be required to pay any cash consideration or other tangible or definable consideration for the Restricted Stock, nor may a Participant choose to receive the Restricted Stock in lieu of other compensation or other compensation in lieu of Restricted Stock. No negotiation shall take place between the Company and any Participant as to the amount, timing, or other terms of an award of Restricted Stock.

     (b) Risks of Forfeiture. Restricted Stock granted under the Plan shall be subject to the following risks of forfeiture, except as provided in Section 8:

          (i) In the event that the Company fails to achieve at least 70% of the corporate targeted performance goal under the IP, or if the Participant fails to achieve at least 70% of the Participant's individual performance goals under the IP, or if the Participant fails to achieve at least 70% of any applicable profit center goals under the IP, the Participant will forfeit 100% of the Restricted Stock.

          (ii) In the event the Company achieves at least 70% , but less than 100%, of the corporate targeted performance goals under the IP, the Participant achieves at least 70% of the Participant's individual performance goals under the IP, and the Participant achieves at least 70% of any applicable profit center goal under the IP, the Participant will forfeit a percentage of the Restricted Stock equal to 100% of the Restricted Stock minus the weighted average of the percentages of (a) the targeted performance goals under the IP achieved by the Company (up to 100%), (b) the individual performance goals under the IP achieved by the Participant (up to 100%), and (c) if applicable, any of the profit center goals achieved by the Participant (up to 100%). The weight given these factors will be the same as the weight applicable under the IP.

          (iii) In the event that the Participant is not continuously employed as an associate serving in a job with a designated impact level of at least level ten from the effective date of the Plan through the Distribution Date (as hereinafter defined), all of the Participant's Restricted Stock (regardless of the fact that such shares may not have been forfeited under Section 5(b)(i) and (ii)) shall be forfeited.

     The Committee will determine the extent to which targeted performance goals have been achieved under the IP not later than April 15, 1997. Except as provided in Section 8, the date on which the Committee makes such determination for a given Participant shall be the "Distribution Date" for such Participant.

     (c) Nontransferability. Restricted Stock and all rights relating thereto shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution, and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, or similar process.

     (d) Dividend Equivalents. A Participant shall be entitled to receive dividends equivalents in respect of Restricted Stock, as follows:
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          (i) Dividends Other Than Stock Dividends. If the Company declares and pays any dividend or distribution on Common Stock in the form of cash or any other property other than Common Stock, the record date of which is prior to the Participant's Distribution Date the Company shall credit to the Participant, as of the payment date of such dividend or distribution, a number of additional shares of Restricted Stock determined by multiplying (A) the amount of cash actually paid plus the fair market value at such payment date of any such property actually paid as a dividend or distribution per share of Common Stock times (B) the number of shares of such Restricted Stock credited to the Participant at the record date and dividing the product by (C) the Fair Market Value (as hereinafter defined) per share of Common Stock on the dividend or distribution payment date.

          (ii) Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Common Stock payable on Common Stock, or their occurs a forward stock split of the Common Stock, the record date of which is prior to the Participant's Distribution Date, the Company shall credit to the Participant a number of shares of additional Restricted Stock equal to the number of shares of Common Stock paid as a dividend or distribution per share of Common Stock or distributed as a result of the stock split per share of Common Stock multiplied by the number of shares of Restricted Stock credited to the Participant on the record date.

          (iii) Other Terms Applicable to Restricted Stock Resulting from Dividends or Splits. Additional shares of Restricted Stock credited under this Section 5(d) will be subject to the same terms, including the risk of forfeiture, as other Restricted Stock. No such additional Restricted Stock will be credited to a Participant in respect of Restricted Stock forfeited under Section 5(b) on or before the payment date for the dividend or distribution.

     A Participant shall not be entitled to receive actual dividends in respect of Restricted Stock prior to the issuance of Common Stock in settlement thereof.

     (e) Definition of "Fair Market Value." "Fair Market Value" as of a given date means the closing sale price of Common Stock reported in the table entitled "Nasdaq National Market Issues" or any successor table in the Wall Street Journal (or, if Common Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

     (f) Crediting of Fractional Shares of Restricted Stock. If any transaction or event under the Plan results in the Participant being credited with fractional shares of Restricted Stock, such fractional shares will be credited to not less than three decimal places.

     (g) Additional Provisions Relating to Grants Under Section 3(a). With respect to any grant of Restricted Stock under Section 3(a), all of the terms and conditions of the 1993 Plan are hereby incorporated by reference, and, if any provision of the Plan or a Restricted Stock Agreement relating thereto conflicts with a provision of the 1993 Plan, the provision of the 1993 Plan shall govern.

6. SETTLEMENT. Restricted Stock not forfeited under Section 5(b) shall be settled by issuance and delivery, as promptly as practicable on or after the Distribution Date, of a number of shares of Common Stock equal to the number of shares of such Restricted Stock. The Committee may, in its discretion, make delivery of shares hereunder by depositing such shares into an account maintained for the Participant (or of which the Participant is a joint owner, with the consent of the Participant) established in connection with the Company's Employee Stock Purchase Plan or another plan or arrangement providing for investment in Common Stock and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Committee determines to settle Restricted Stock by making a deposit of shares into such an account, the Company may settle any fractional share of Restricted Stock by means of such deposit. In other circumstances or if so determined by the Committee, the Company shall instead pay cash in lieu of fractional shares, on such basis as the Committee may determine. In no event will the Company in fact issue fractional shares. Upon settlement of Restricted Stock, all obligations of the Company in respect of such Restricted Stock shall be terminated, and the shares so distributed shall not be Restricted Stock for purposes of the Plan.

7. TAX WITHHOLDING. The Company and any subsidiary may deduct from any payment to be made to a Participant any amount that federal, state, local, or foreign tax law requires to be withheld with respect to the settlement of Restricted
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Stock. At the election of the Committee, the Company may withhold from the shares of Common Stock to be distributed in settlement of Restricted Stock that number of shares having a Fair Market Value, at the Distribution Date, equal to the amount of such withholding taxes.
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8. CHANGE IN CONTROL PROVISIONS.

     (a) Acceleration of Lapse of Restrictions. In the event of a Change in Control (as hereinafter defined) of the Company after the effective date of the Plan and on or before the Distribution Date, the risk of forfeiture under Sections 5(b)(i) and (ii) shall immediately lapse, and the Distribution Date for purposes of Section 5(b)(iii) and other provisions of the Plan shall be deemed to be the day immediately preceding the date on which the Change in Control took place.

     (b) Definitions of Certain Terms. For purposes of this Plan, the following definitions shall apply:

          (i) "Beneficial Ownership" and Related Terms. "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act, and the rules thereunder, except that, for purposes of this Section 8, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

          (ii) "Change in Control." "Change in Control" means and shall be deemed to have occurred if:

                (A) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20% or more of the total voting power of all the then-outstanding Voting Securities; or

                (B) those individuals who as of January 1, 1996 constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of January 1, 1996 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                (C) the shareholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80% of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60% of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; provided, however, a Change in Control shall not be deemed to have occurred if the Committee shall have determined, by action taken prior to the approval of the Transaction by shareholders or consummation of the Transaction if shareholder approval is not obtained, that such Transaction shall not constitute a Change in Control for purposes of all Restricted Stock then outstanding under the Plan, which determination, if made with respect to a Transaction, shall not be deemed to constitute a determination with respect to any subsequent Transaction; or

                (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction.

          (iii) "Person." "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.
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          (iv) "Related Party." "Related Party" means (A) a majority-owned subsidiary of the Company; or (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (D) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than 10% of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of 10% and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change in Control.

          (v) "Voting Securities." "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

9. GENERAL PROVISIONS.

     (a) Compliance With Legal and Other Requirements. The grant and settlement of Restricted Stock and other obligations of the Company under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Stock at a Distribution Date until completion of any required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

     (b) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, extraordinary dividend or distribution, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate to carry out the purposes of the Plan and to prevent dilution or enlargement of the rights of Participants under the Plan (after taking into account any Restricted Stock credited under Section 5(d) to Participants as a result of such transaction or event), then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued under Section 3(b) in connection with Restricted Stock, and (ii) the number and kind of shares of Common Stock issuable in settlement of then-outstanding Restricted Stock. For purposes of the Plan, the term "Common Stock" shall include any security that may be substituted or resubstituted for Common Stock pursuant to this Section 9(b).

     (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of Restricted Stock, will be construed as giving any associate the right to be retained in the employ of the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company or any of its subsidiaries to terminate any associate's employment at any time.

     (d) No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan, and the Company will have no obligation to continue the Plan. A grant of Restricted Stock will confer on the Participant none of the rights of a shareholder of the Company (including no rights to vote or receive dividends or distributions) until settlement by distribution of Common Stock, and then only to the extent that such Restricted Stock has not otherwise been forfeited by the Participant.

     (e) Changes to the Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to outstanding Restricted Stock; and provided
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further, that any increase in the number of shares issuable under Section 3(b)
shall be subject to the approval by the Board of Directors.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

10. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on February 23, 1996, subject to ratification by the Board of Directors. Unless earlier terminated under Section 9(e), the Plan shall terminate in 1997 at such time as no Restricted Stock previously granted under the Plan remains outstanding.




Adopted by the Committee:  February 23, 1996

Approved and Ratified by the Board of Directors:     March  21, 1996